Exhibit  99.2

                       DCM ENTERPRISES, INC.-ALPHA TOOLING
                           3-YEAR REVENUE PROJECTIONS

                                             Sept-Dec      Year of      Year of      Year of
                                               2003         2004         2005         2006
                                            -----------  -----------  -----------  -----------
REVENUE
Gross Sales (Tooling). . . . . . . . . . .  $  150,000   $  600,000   $  600,000   $  300,000
Gross Sales (Proprietary). . . . . . . . .           0      250,000      750,000    1,500,000
        Less sales returns and allowances.       1,500        8,500       13,500       18,000
                                            -----------  -----------  -----------  -----------
              Net Sales. . . . . . . . . .  $  148,500   $  849,150   $1,336,500   $1,782,000

COST OF GOODS
Tooling. . . . . . . . . . . . . . . . . .  $  127,500   $  510,000   $  510,000   $  255,000
Proprietary. . . . . . . . . . . . . . . .           0      100,000      300,000      600,000
                                            -----------  -----------  -----------  -----------
             Total Cost of Goods . . . . .  $  127,500   $  610,000   $  810,000   $  855,000

                                            -----------  -----------  -----------  -----------
 Gross Profit. . . . . . . . . . . . . . .  $   21,000   $  239,150   $  526,500   $  927,000

OPERATING COSTS AND EXPENSES
Bank Charges . . . . . . . . . . . . . . .  $    1,500   $    6,000   $    6,000   $    6,000
Commissions (Proprietary). . . . . . . . .           0       25,000       75,000      150,000
Depreciation & amortization. . . . . . . .      42,000      170,000      170,000      170,000
Insurance. . . . . . . . . . . . . . . . .       1,500        9,500       11,000       13,500
Marketing. . . . . . . . . . . . . . . . .           0       25,000       75,000      150,000
Miscellaneous. . . . . . . . . . . . . . .       3,000       16,500       19,500       24,000
Payroll. . . . . . . . . . . . . . . . . .      60,000      240,000      300,000      300,000
Postage and Shipping . . . . . . . . . . .       1,500        3,000        4,000        5,000
Professional Fees. . . . . . . . . . . . .      15,000       48,000       48,000       48,000
Rent . . . . . . . . . . . . . . . . . . .      21,000       84,000       84,000       84,000
Telephone. . . . . . . . . . . . . . . . .       1,800        7,200        7,500        8,000
Utilities. . . . . . . . . . . . . . . . .      15,000       60,000       60,000       60,000
                                            -----------  -----------  -----------  -----------
 Total Operating Costs and Expenses. . . .  $  162,300   $  694,200   $  860,000   $1,018,500

 Net Income (Loss) before Taxes. . . . . .   ($141,300)   ($462,700)   ($333,500)    ($91,500)
        Allowance for Taxes. . . . . . . .           0            0            0            0
              Net Income (Loss). . . . . .   ($141,300)   ($462,700)   ($333,500)    ($91,500)

The  accompanying notes are an integral part of these 3 Year Revenue Projections


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NOTES  TO  3-YEAR  REVENUE  PROJECTIONS

Note 1. Revenue projections for the current operations are based upon the company maintaining its current location. The sales used in these projections do not exceed the manufacturing limits of the facility.

Revenue projections for the proprietary line of products is based upon the sales of proprietary products sold to the wholesalers and distributors. Subsequently, each year our projected revenues rise with the addition of 10-14 new distributors locally and globally.

After the first full year of operation the Company projected increases of 300% and 200% during the 2nd and 3rd years of operation. By the end of the third year, the Company should have established relationships with over 50 different distributors and wholesalers.

Note 2. The Cost of Goods for the products sold by the Company is based upon its current cost of goods and was not adjusted for inflation.

Note 3. The Operating Costs and Expense are based upon the Company's current costs and adjusted for increased staff and related expenses to process the increased sales projections.

Note 4. A significant delay in the Company's ability to acquire a proprietary product could affect the company's transition from a job shop facility to a productions facility. As a Job shop, the company's future is limited.

          The success of the company will depend on its relations with its customers and its ability to manage its operations. Changes within the industry of a proprietary product would have a material adverse effect on the Company's business, financial condition, and results of operations.

          For the Company's ability to compete effectively and to manage future growth, it will require the Company to continue to improve its financial and management controls and to expand, train and manage its employee base. Failure or inability to accomplish any of these goals could have a materially adverse effect on its business, financial condition, and results of operations.


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